Exhibit 21
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Wilmar Industries, Inc.
List of Subsidiaries

                                                               State or Jurisdiction
Name of Subsidiary                                               of Incorporation
------------------                                            ------------------------
HMA Enterprises, Inc.                                                 Texas

One Source Supply, Inc.                                               Florida

Mile High Maintenance Supply, Inc.                                    Colorado

Management Supply Company                                             Michigan

Wilmar Financial, Inc.                                                Delaware

Wilmar Holdings, Inc.                                                 Delaware